Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation by reference in this amendment to the Registration Statement (No. 333-18243) on Form S-3 of our report dated February 24, 1998, on our audit of the consolidated financial statements of Questron Technology, Inc. (the "Company") and its subsidiaries, as of December 31, 1997, and for each of the two years in the period then ended, included in the Company's Annual Report on Form 10-KSB. We also consent to the reference to our firm under the caption "Experts."


                                           /s/ Moore Stephens, P.C.
                                           MOORE STEPHENS, P.C.
                                           Certified Public Accountants


New York, New York
March 12, 1999



775555.6